Exhibit 3.1

Gilead Sciences, Inc.

Amended and Restated Bylaws

(as of February 6, 2023)

i

(c)	Special Meetings	20
(d)	Telephone Meetings	20
(e)	Notice of Meetings	20
(f)	Waiver of Notice	20
(g)	Organization	20
Section 22.	Quorum and Voting	21
Section 23.	Action Without Meeting	21
Section 24.	Fees and Compensation	21
Section 25.	Committees	21
(a)	Executive Committee	21
(b)	Other Committees	22
(c)	Term	22
(d)	Meetings	22
Section 26.	Required Vote for Directors	22
(a)	Majority Vote	22
(b)	Plurality Vote	23

ARTICLE V	OFFICERS	23

Section 27.	Officers Designated	23
Section 28.	Tenure and Duties of Officers	23
(a)	General	23
(b)	Duties of Chairman of the Board of Directors	23
(c)	Duties of President	23
(d)	Duties of Vice Presidents	24
(e)	Duties of Secretary	24
(f)	Duties of Chief Financial Officer	24
Section 29.	Delegation of Authority	24
Section 30.	Resignations	24
Section 31.	Removal	25

ARTICLE VI	EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION	25

Section 32.	Execution of Corporate Instruments	25
Section 33.	Voting of Securities Owned by the Corporation	25

ARTICLE VII	SHARES OF STOCK	25

Section 34.	Form and Execution of Certificates	25
Section 35.	Lost Certificates	26
Section 36.	Transfers	26
Section 37.	Fixing Record Dates	26
Section 38.	Registered Stockholders	27

ARTICLE VIII	OTHER SECURITIES OF THE CORPORATION	27

Section 39.	Execution of Other Securities	27

ARTICLE IX	DIVIDENDS	28

Section 40.	Declaration of Dividends	28
Section 41.	Dividend Reserve	28

ARTICLE X	FISCAL YEAR	28

Section 42.	Fiscal Year	28

ARTICLE XI	INDEMNIFICATION	28

Section 43.	Indemnification of Directors, Officers, Employees and Other Agents	28
(a)	Directors and Executive Officers	28
(b)	Other Officers, Employees and Other Agents	28
(c)	Expenses	29
(d)	Enforcement	29
(e)	Non-Exclusivity of Rights	30
(f)	Survival of Rights	30
(g)	Insurance	30
(h)	Amendments	30
(i)	Saving Clause	30
(j)	Certain Definitions	31

ARTICLE XII	NOTICES	32

Section 44.	Notices	32
(a)	Notice to Stockholders	32
(b)	Notice to Directors	32
(c)	Affidavit of Mailing	32
(d)	Time Notices Deemed Given	32
(e)	Methods of Notice	32

(f)	Failure to Receive Notice	32
(g)	Notice to Person with Whom Communication Is Unlawful	32
(h)	Notice to Person with Undeliverable Address	33

ARTICLE XIII	AMENDMENTS	33

Section 45.	Amendments	33

ARTICLE XIV	LOANS TO OFFICERS	33

Section 46.	Loans to Officers	33

AMENDED AND RESTATED BYLAWS
OF

GILEAD SCIENCES, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.        Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.        Other Offices. The corporation shall also have and maintain an office or principal place of business in California, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3.        Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4.        Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

Section 5.        Annual Meeting.

The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(a)	Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting; (B) by or at the direction of the Board of Directors; or (C) by any stockholder of the corporation who (1) is a stockholder of record at the time of giving of notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) who has timely complied with the notice procedures set forth in this Section 5(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) before an annual meeting of stockholders.

(i)            In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of this Section 5(a), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the open of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the open of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(ii)            To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or any Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary shall be supplemented to disclose the information contained in clauses (3) and (4) above as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the meeting or the date the notice of the record date is disclosed in a Public Announcement (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable, or, if not practicable, on the first practicable date prior to the date of such meeting or adjournment or postponement thereof, as applicable (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner on whose behalf the stockholder is proposing such business or, for purposes of Section 5(b) or Section 6(c), proposing a director nomination and (ii) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner.

(iii)            Without exception, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5(a). In addition, business may not be brought before the meeting if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted. In addition, if the stockholder (or a representative thereof) does not appear at the annual meeting to present such business pursuant to this Section 5(a), the chairperson shall so declare and such business shall not be transacted.

(b)	Advance Notice of Director Nominations.

Only such persons who are nominated in accordance with the procedures set forth in this Section 5(b) or in Section 5(c) shall be eligible for election or re-election as directors at an annual meeting. Nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) who has timely complied with the notice procedures set forth in this Section 5(b) or (C) by a stockholder (or group of stockholders) who meets the requirements and complies with the procedures set forth in Section 5(c).

(i)            In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (B) of this Section 5(b), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final two sentences of Section 5(a)(i) above. Notwithstanding anything in Section 5 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the corporation.

(ii)	To be in proper written form, such stockholder’s notice shall set forth:

(1)            as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are beneficially owned by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (F) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)            as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 through 5 of Section 5(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such statement, a “Nominee Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary shall be supplemented to disclose the information contained in clauses (3) and (4) of Section 5(a)(ii) above (which information is required to be disclosed pursuant to the first sentence of this paragraph) as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of the record date is first disclosed in a Public Announcement (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable, or, if not practicable, on the first practicable date prior to the date of such meeting or adjournment or postponement thereof, as applicable (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(iii)            At the request of the corporation, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation any other information (A) that may reasonably be required by the corporation to determine whether such proposed nominee is independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonable be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. In the absence of the furnishing of such information if requested, such stockholder’s nomination notice shall not be considered in proper form pursuant to this Section 5(b).

(iv)            Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 5(b) or in Section 5(c). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. In addition, if the stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 5(b), such nomination shall be declared invalid and disregarded.

(c)	Proxy Access.

(i)            Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 5(c), the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors, by a stockholder or a beneficial owner or a group of no more than twenty (20) stockholders and/or beneficial owners (counting as one stockholder, for this purpose, any two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (such stockholder, beneficial owner or group, as applicable, the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 5(c) to have such nominee included in the corporation’s proxy materials pursuant to this Section 5(c). For purposes of this Section 5(c), the “Required Information” that the corporation will include in its proxy statement is (1) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the 1934 Act, and the rules and regulations promulgated thereunder, and (2) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 5(c)(vii) hereof). Subject to the provisions of this Section 5(c), the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(ii)            In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the corporation’s proxy materials pursuant to this Section 5(c), the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary. To be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the open of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) that the corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders. In no event shall an adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 5(c).

(iii)            The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 5(c) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 5(c)(iii), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (2) of the next sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (1) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 5(c) whose nomination is subsequently withdrawn and (2) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 5(c) whom the Board of Directors decides to nominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 5(c) shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5(c) exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5(c) exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 5(c) from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 5(c) from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 5(c) from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(iv)            In order to make a nomination pursuant to this Section 5(c), an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 5(c) and the record date for the determination of stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 5(c), an Eligible Stockholder (or constituent member of a group comprising an Eligible Stockholder) shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or affiliate. A stockholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which (1) such person has loaned such shares, provided that (A) such person has the power to recall the loaned shares on five (5) business days’ notice and provides a representation that it (A) will recall the loaned shares within five (5) business days of being notified that any of its Shareholder Nominees will be included in the corporation’s proxy materials and (B) such person holds the recalled shares through the date of the annual meeting, or (2) such person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 5(c), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the 1934 Act.

(v)            To be in proper written form for purposes of this Section 5(c), the Notice of Proxy Access Nomination must include or be accompanied by the following:

(1)            a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously during the Minimum Holding Period, which statement shall be included in the Schedule 14N filed by the Eligible Stockholder, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has continuously owned through the record date.

(2)            one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(3)            a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the 1934 Act;

(4)            the information required to be provided pursuant to Section 5(b)(ii)(1) (including without limitation the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected) and Section 5(b)(ii)(2)(A) (which if the Eligible Stockholder is a group of stockholders and/or beneficial owners shall be provided as to each stockholder or beneficial owner and any Stockholder Associated Person);

(5)            a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 5(c), (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(6)            an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 5(c) and (C) file with the SEC any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act;

(7)            in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 5(c) (including withdrawal of the nomination); and

(8)            in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management or sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management or share a common investment adviser.

(vi)            In addition to the information required pursuant to Section 5(c)(v) or any other provision of these Bylaws, at the request of the corporation, (1) any proposed Stockholder Nominee shall promptly, but in any event within five (5) business days after such request, furnish to the Secretary any other information (A) that may reasonably be required by the corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be required by the corporation to determine the eligibility of such Stockholder Nominee to serve as a director of the corporation, and (2) the Eligible Stockholder promptly, but in any event within five (5) business days after such request, furnish any other information that may reasonably be required by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period. In the absence of the timely furnishing of such information if requested, such Eligible Stockholder’s Notice of Proxy Access Nomination shall not be considered in proper form pursuant to this Section 5(c).

(vii)            The Eligible Stockholder may, at its option, provide to the Secretary at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 5(c), the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any rule, regulation or listing standard. Nothing in this Section 5(c)(vii) shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(viii)            In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in Section 5(c)(x). In addition, any person providing any information to the corporation pursuant to this Section 5(c) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting and as of the date that is ten (10) business days prior to the annual meeting, and such update and supplement must be received by the Secretary at the principal executive offices of the corporation not later than the later of five (5) business days after the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the annual meeting).

(ix)            Notwithstanding anything to the contrary contained in this Section 5(c), the corporation shall not be required to include, pursuant to this Section 5(c), a Stockholder Nominee in its proxy materials (1) for any meeting of stockholders for which the Secretary receives notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for director nominations set forth in Section 5(b), (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (3) who would not be an independent director under the Independence Standards, (4) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, or any applicable state or federal law, rule or regulation, (5) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, or (9) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 5(c).

(x)            Notwithstanding anything to the contrary set forth herein, if (1) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 5(c) or (2) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 5(c) or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (x) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 5(c), such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(xi)            Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds under common management or sharing a common investment adviser), (1) each provision in this Section 5(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 5(c) by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(xii)            Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 5(c) for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 5(b).

(xiii)            This Section 5(c) provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

(d)            To be eligible to be a nominee pursuant to this Section 5, the notice of such nomination must be accompanied by a written representation and agreement from each nominee that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation in such representation, (C) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors;

(e)            Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f)            For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6.        Special Meetings.

(a)            Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Stockholders’ ability to cause a special meeting to be held is described in Section 6(f) below.

(b)            Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and who complies with the notice procedures set forth in this Section 6(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Section 5(b) above. To be timely, such notice must be received by Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 6. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee. In no event shall an adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)            In addition, to be in proper written form, a stockholder’s notice to the Secretary shall be supplemented to disclose the information contained in clauses (3) and (4) of Section 5(a)(ii) above (which information is required to be disclosed pursuant to Section 6(b) above) as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable, or, if not practicable, on the first practicable date prior to the date of such meeting or adjournment or postponement thereof, as applicable (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d)            Notwithstanding the provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e)            No business may be transacted at a special meeting other than as specified in the notice delivered to stockholders entitled to vote at the meeting, in accordance with the provisions of Section 7 of these Bylaws. The chairman of the special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

(f)            Subject to the provisions of this Section 6(f) and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) to the Secretary of the corporation of one or more record holders of shares of the corporation representing not less than 15% of the voting power of all outstanding common shares of the corporation (the “Requisite Percentage”). The Board shall determine in good faith whether all requirements set forth in this Section 6(f) have been satisfied and such determination shall be binding on the corporation and its stockholders.

(i)            A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) in the case of any director nominations proposed to be presented at the special meeting, the information required by paragraph (b) above; (C) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 5(a) above; (D) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (E) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for voting at the special meeting of shares of the corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (F) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Shareholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide any other information reasonably requested by the corporation.

(ii)            A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 6; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law.

(iii)            Special meetings of stockholders called pursuant to this Section 6(f) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request.

(iv)            The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (E) of Section 6(f)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

(v)            If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(vi)            Business transacted at any special meeting called pursuant to this Section 6(f) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board determines to include in the corporation’s notice of the special meeting.

Section 7.        Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation of the corporation. A written waiver of notice signed by a stockholder, or waiver by electronic transmission by a stockholder, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

Section 8.        Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Section 9.        Adjournment and Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 10.     Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Cumulative voting shall not be available to stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11.     Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12.      List of Stockholders. The officer who has charge of the stock ledger of the corporation shall, at least ten (10) days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 13.      Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation.

Section 14.     Organization.

(a)            At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)            The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining, order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting, after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15.      Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16.     Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17.      Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18.      Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the outstanding stock (the “Voting Stock”) entitled to vote thereon (a “Majority Vote”); or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders by Majority Vote, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 21 below to elect the number of Directors then constituting the whole Board of Directors.

Section 19.      Resignation. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, or upon delivery to the Secretary. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20.      Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by Majority Vote.

Section 21.     Meetings.

(a)            Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)            Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors. No formal notice shall be required for regular meetings of the Board or Directors.

(c)            Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

(d)            Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)            Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)            Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice or waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(g)            Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

Section 22.     Quorum and Voting.

(a)            Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)            At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23.      Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 24.     Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.     Committees.

(a)            Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b)            Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)            Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)            Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26.     Required Vote for Directors.

(a)            Majority Vote. Except as otherwise provided in subsection (b) of this Bylaw in the case of a contested election (as defined below), each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority or votes against in each case as applicable and shall exclude abstentions with respect to that director’s election.

(b)            Plurality Vote. In the event of a contested election of directors, subsection (a) of this Bylaw shall not apply and directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

ARTICLE V

OFFICERS

Section 27.      Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28.     Tenure and Duties of Officers.

(a)            General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)            Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28.

(c)            Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)            Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)            Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)            Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 29.      Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.      Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31.      Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32.      Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33.      Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34.      Form and Execution of Certificates. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 35.      Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36.     Transfers.

(a)            Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)            The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37.     Fixing Record Dates.

(a)            In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 37 at the adjourned meeting.

(b)            In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38.      Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39.      Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 40.      Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 41.      Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 42      Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 43.     Indemnification of Directors, Officers, Employees and Other Agents.

(a)            Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided. however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b)            Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

(c)            Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)            Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)            Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

(f)            Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)            Insurance. To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)            Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, (ii) shall be contract rights that vest at the time of such person’s service to or at the request of the corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iii) cannot be terminated by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(i)            Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j)            Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i)            The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)            The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)            The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)            References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)            References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII

NOTICES

Section 44.     Notices.

(a)            Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his or her last known post office address as shown by the stock record of the corporation or its transfer agent. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation law.

(b)            Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) or as provided in Section 21(e) of these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)            Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)            Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

(e)            Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)            Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g)            Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)            Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII

AMENDMENTS

Section 45.      Amendments. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by Majority Vote. The Board of Directors shall also have the power to adopt, amend, or repeal the Bylaws.

ARTICLE XIV

LOANS TO OFFICERS

Section 46.       Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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